UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

WELSIS CORP.

(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation)

8000

(Primary Standard Industrial Classification Code Number)

98-1620699

(IRS Employer Identification No.)

Bulevar Mihajla Pupina 115

Belgrade, Serbia 11070

Telephone: +13855009709

Email: info@psychologist-24.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities Act registration statement file number to which this form relates: 333-261614

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Securities to be registered pursuant to Section 12(g) of the Act: ordinary shares, par value $0.0001 per share

Item 1.       Description of Registrant’s Securities to be Registered.

Descriptions of the Ordinary Shares to be registered hereunder are contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-261614), as amended, originally filed with the Securities and Exchange Commission on December 13, 2021 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Item 2.     Exhibits.

The documents listed below are filed as exhibits to this Registration Statement:

Exhibit
Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion re: Legality
10.1	Consulting Agreement
10.2	Mobile Application and Website Purchase Agreement
10.3	Mobile Application Development Agreement
10.4	Subscription Agreement
10.5	Note Payable
23.2	Consent of Independent Auditor

Incorporated by reference to the Exhibits of the same number to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission on December 13, 2021.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 14, 2023	/s/ Danilo Vukadinovic
Danilo Vukadinovic, Director

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